[LETTERHEAD]



                                                November 27, 2000





Securities and Exchange Commission
450 Fifty Street N.W.
Washington, DC  20549



Dear Sir or Madam:

     On behalf of State Street Research Capital Trust, I am enclosing Form SE and the related exhibits to be incorporated by reference in the direct transmission of Form N-SAR for the period ended September 30, 2000


                                                Sincerely,


                                                /s/ Edward T. Gallivan, Jr.
                                                --------------------------------
                                                    Edward T. Gallivan, Jr.


M:/sec/04c

Enclosure

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SE
                            Dated November 27, 2000



       Form N-SAR                Six months ended 9/30/00        811-3838
-------------------------------- ------------------------  ---------------------
Report, Schedule or Statement of    Period of Report       SEC File No. of Form,
Which the Documents Are a Part      (If Appropriate)       Schedule or Statement

       State Street Research Capital Trust                       727101
--------------------------------------------------       -----------------------
(Exact Name of Registrant As Specified in Charter)       Registration CIK Number


--------------------------------------------------------------------------------
                   (Name of Person Other than the Registrant
                    Filling the Form, Schedule or Statement

             The undersigned hereby files the following documents:

Attach an exhibit index and the exhibits not filed electronically as required by
    Item 601 of Regulation S-K, the applicable Form, Schedule or Statement.


                  SIGNATURES: Complete A or B, as Appropriate
                      See General Instructions to Form SE

A. FILINGS MADE ON BEHALF OF THE REGISTRANT: The Registration has duly caused this form to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on the 27th day of November, 2000.

                                    State Street Research Capital Trust
                                 -----------------------------------------
                                            (Name of Registrant)


                              By: /s/ Douglas A. Romich
                                 -----------------------------------------------
                                                  (Signature)


                                 Douglas A. Romich
                                 -----------------------------------------------
                                                  (Print Name)


                                 Assistant Treasurer
                                 -----------------------------------------------
                                                     (Title)


B. FILINGS MADE BY PERSONS OTHER THAN THE REGISTRANT: After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

------------------  -----------------------------------------------------------
      (Date)                                (Signature)

                    -----------------------------------------------------------
                    (Print the Name and Title of Each Person Who Signs the Form)

SEC 2082 (1289)

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                      STATE STREET RESEARCH CAPITAL TRUST
                              (Name of Registrant)


                                    Form SE

                          Exhibit Index for Form N-SAR


Item 77.  B.  Accountant's report on internal control

          C.  Matters submitted to a vote of security holders

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Trustees of State Street Research Capital Trust:

        State Street Research Mid-Cap Growth Fund
        State Street Research Emerging Growth Fund
        State Street Research Aurora Fund
        (individually a "Fund", collectively, the "Trust")

In planning and performing our audit of the financial statements of the Trust for the year ended September 30, 2000, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Company is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operaiton of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2000.

This report is intended solely for the information and use of the Board of Directors, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ PricewaterhouseCoopers LLP

November 15, 2000

                        ADDITIONAL ANSWERS TO FORM N-SAR
                                      for
                      STATE STREET RESEARCH CAPITAL TRUST


ITEM 77:  ATTACHMENTS
---------------------

SUB-ITEM 77C:  Submissions of matters to a vote of security holders

See "Report On Special Meeting of Shareholders" in the Report to Shareholders for the year ended September 30, 2000, for the State Street Research Aurora Fund (a series of the Registrar), which Report on Special Meeting of Shareholders is incorporated by reference herein.